1 Executive Incentive Plan Plan Document and Summary Plan Description (Annual Award, Long-Term Incentive Awards) Effective March 4, 2025 PURPOSE The purpose of this Executive Incentive Plan (“Plan”) is to establish a framework for incentive awards to motivate executives and other key employees of Centrus Energy Corp. and its affiliates (collectively, the “Company”) to make extraordinary efforts to increase the value of the Company’s shares and to achieve goals that are important to the Company. The Plan arises under and is subject to the terms of the Centrus 2014 Equity Incentive Plan, as amended, restated and approved by the shareholders in 2021 and as may be amended and/or restated from time to time (the “Equity Incentive Plan”). In the event of a conflict or inconsistency between the terms of this Plan, the order of controlling precedence shall be, the terms of the Equity Incentive Plan, the Equity Incentive Plan shall control. If not otherwise defined herein, capitalized terms within this Plan shall have the same meaning as provided under the Equity Incentive Plan. The Plan shall be effective on the date set forth above (the “Effective Date”) and govern awards for the performance periods beginning in 2025. OVERVIEW The Plan provides for two types of awards that may be granted: (1) an annual incentive award (“Annual Award”) , and (2) a multi-year long-term incentive award (“Long-Term Award”). Eligibility for Participation – Participants in the Plan are recommended by the CEO and are approved by the Compensation, Nominating and Governance Committee (the “Committee”) of the Company’s Board of Directors. Plan participants are shown in the chart in Attachment I.

2 ANNUAL INCENTIVE PLAN I. ANNUAL INCENTIVE AWARDS A. Target Awards – The performance period for the 2025 Annual Award shall be January 1, 2025 through December 31, 2025. The target 2025 Annual Award under the Plan for each participant is the participant’s base salary as of the beginning of the performance period multiped by the percentage set forth in Attachment I (the “Target Annual Award”). The amount payable may be zero dollars or up to 200% of the Target Annual Award based on the Company’s achievement of Corporate Goals and the participant’s individual performance, as recommended by the CEO and approved by the Committee, or in the case of the CEO, as approved by the Committee. ESTABLISHING GOALS A. Corporate Goals – Corporate Goals for the 2025 performance period shall be approved by the Committee. Following the completion of the performance period, the CEO will review the Company’s achievement of the Corporate Goals and will recommend to the Committee a proposed level of achievement, with appropriate supporting documentation. The Committee will determine a final level of achievement for each goal in its sole discretion and certify an overall level of performance on the Corporate Goals. B. Individual Performance – Each participant’s individual performance toward the Corporate Goals will factor into the Committee’s determination with regard to the final award for each participant. C. Final Award – Each participant’s individual Target Annual Award will be multiplied by the achievement level of the Corporate Goals as certified by the Committee. This will establish the participant’s “Final Target Award.” The CEO will then, based on its assessment of the participant’s individual performance throughout the year, recommend for each participant a final award as a percentage of the Final Target Award for the participant. The Committee will make this assessment for the CEO. On or before March 30, 2026: • The CEO will review and recommend to the Committee a final award rating for each participant. • The Committee will review and approve the performance rating for the CEO and each other participant.

3 III. TIME AND FORM OF PAYMENT A. Annual Awards will be paid, if any payment is due, as soon as practicable following the determination of the final awards by the Committee and in accordance with Section II B of “Plan Administration”, and except as expressly provided in Section I of “Plan Administration”, such payment will be conditioned on the participant’s continued employment with the Company on the payment date. B. Annual Awards will be paid, if any payment is due, in cash in a lump sum, subject to applicable withholding and subject to Section 19.1 of the Equity Incentive Plan, including any compensation recovery or “clawback” policy the Company may have in effect at the time the Annual Award is paid. C. Payment of Annual Awards, to the extent earned, will be made as soon as practicable after the Committee’s certification of the level of attainment of the applicable Corporate Goal(s) after the end of the applicable Performance Period. LONG-TERM INCENTIVE PLAN I. PLAN DESIGN/PERFORMANCE PERIOD The Long-Term Incentive Plan is designed to focus management on achieving strategic goals that require multi-year efforts and align management’s incentives with shareholder value. It rewards performance over a 3-year performance period. The performance period for the 2025 Long- Term Award shall be for years 2025, 2026 and 2027 with a March 15, 2028, vesting date. Long- Term Awards are granted at the discretion of the Committee. The Long-Term Award will also include a performance threshold that will be established by the Committee for each three-year performance period. In order for a Long-Term Award to vest, that threshold must be achieved. A long-Term Award may provide for cash or equity grants as permitted in the Equity Incentive Plan. Grants of Long-Term Awards will vest in accordance with the applicable Award Agreement following the end of the applicable three-year performance period upon the achievement of a performance threshold and subject to continued employment provided in Section I of “Plan Administration”. The performance threshold, the amount, the form of awards, additional vesting criteria, payment and the other terms and conditions of each Long-Term Award shall be approved by the Committee and as set forth in the applicable Award Agreement.

4 II. OTHER EQUITY DENOMINATED AWARDS Under the terms of the Equity Incentive Plan, the Committee may in its discretion authorize additional Awards of equity to eligible participants which may include restricted stock, restricted stock units, share appreciation rights, performance shares or stock options. PLAN ADMINISTRATION I. EFFECT OF TERMINATION OF EMPLOYMENT If the participant incurs a Termination of Employment for any reason prior to payment or vesting of an Annual Award or a Long-Term Award, such unpaid or unvested Awards will be forfeited unless otherwise expressly set forth in the Equity Incentive Plan, the applicable award agreement, if any, the Company’s Executive Severance Plan or Change in Control Agreement, as applicable. The Committee may exercise discretion in granting unvested RSUs in case of death or disability on a case-by-case basis. II. OTHER ADMINISTRATIVE MATTERS A. Stock Ownership Guidelines As provided in the Company’s Stock Ownership Guidelines, notwithstanding anything to the contrary in this Plan, a participant’s Annual Award or Long-Term Award may be paid in the form of Centrus common stock to address any failure of the participant to meet applicable stock ownership guidelines. B. 409A Matters 1. Notwithstanding anything to the contrary in this Plan, Annual Awards payable under this Plan are intended not to be deferred compensation within the meaning of Section 409A of the Code, and the Plan will be administered and interpreted to be consistent with that intention. Annual Awards that are earned will be paid as soon as practicable after the Committee’s certification of the level of attainment of the applicable Corporate Goals and individual performance after the end of the performance period, but in no event later than March 30, 2026. 2. Long-Term Awards shall be treated as deferred compensation within the meaning of Section 409A of the Code, and this Plan will be administered and interpreted to be consistent with that intention. In that regard, in the event that the participant is a

5 “specified employee” within the meaning of Section 409A at the time of the Termination of Employment (other than due to death), then notwithstanding anything contained in this Plan to the contrary, the vested portion of the Long-Term Award shall be delayed and paid on the first business day following the date that is six months following the date of participant’s Termination of Employment, or earlier upon such participant’s death. Each payment payable under this Plan that is considered to be deferred compensation subject to Code Section 409A is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. C. Effect of Awards on Other Benefits. Amounts payable to any participant under the Plan shall not be taken into account in computing the participant’s compensation for purposes of determining any pension, retirement, death or other benefit under a pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company, including without limitation the Company’s Executive Severance Plan, except as such other plan, agreement or insurance shall otherwise expressly provide. D. Participants Joining the Plan After the Effective Date – In certain cases a participant may be issued an award under this Plan during the course of the performance period (either as a participant in the Annual Award, the Long-Term Award or both). Those individuals will be treated as partial participants as outlined below. 1. If an employee becomes eligible to participate in the Annual Award and/or the Long-Term Award after the Effective Date either through promotion or by subsequent hiring by the Company, the employee’s Target Annual Award or Long-Term Award will be prorated to reflect their participation date unless otherwise provided by the Committee or in the applicable award agreement. The proration will be calculated based on the participant’s number of days of Plan eligibility during the performance period divided by the days in the performance period. 2. If an employee is promoted and by that promotion is eligible to participate in this Plan at a higher Target Annual Award or Long-Term Award level (as recommended by the CEO, and as approved by the Committee), then their award shall be prorated based on the amount of time as a participant at each level (prior and new) and the base salary used in the calculation of any award shall be the salary in place while participating at each level. The sum of the two pro-rations will equal the participant’s revised Target Annual Award. E. If, due to special circumstances, an employee who is not Vice President level or higher and who is not subject to Section 16 of the Exchange Act becomes eligible to participate in the Plan, the applicable target percentage of base salary for such individual will be determined by the CEO, as approved by the Committee, but will not exceed the maximum target

6 percentage for the Vice President level as shown in the Target Participation Chart. Any awards earned will be pro-rated, as previously described.

Attachment I Plan Participants and (Annual) Target Annual Award Levels